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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         This agreement is made and entered into as of the 5th day of March, 2001, by and between TRANSTEXAS GAS CORPORATION hereinafter called "COMPANY" and ARNOLD BRACKENRIDGE, hereinafter called "EMPLOYEE".

     1. The term of this agreement is for twelve (12) months, commencing on March 5, 2001, and ending on March 4, 2002. Thereafter this contract shall be subject to renegotiations and renewal. This agreement may be terminated prior to the end of the term pursuant to paragraph 6, 7 or 8 hereof.

     2. The COMPANY agrees to employ EMPLOYEE for the term of this Agreement, and EMPLOYEE shall have and fulfill such duties, responsibilities and obligations as are usual and customary for the President and Chief Operating Officer, subject to the direction and control of the Board of Directors and the Chief Executive Officer.

     3. EMPLOYEE agrees EMPLOYEE will faithfully and diligently serve the COMPANY to the best of his ability.

     4. During his service hereunder, EMPLOYEE'S salary shall be $350,000 per year payable in installments in accordance with the COMPANY'S regular payroll practices and any bonus or other consideration as approved by the Board of Directors.

     5. At such costs and eligibility restrictions applicable to all employees, EMPLOYEE shall participate in all plans and benefits generally applicable or available to employees of the COMPANY, including but not limited to health, hospital and surgical benefits, disability, life insurance plans, and accidental death and dismemberment insurance.

                  a. During his service hereunder, EMPLOYEE shall receive four (4) weeks of vacation.

     6. This Agreement shall be terminable by the COMPANY for "cause" without advance notice. In the event of such termination properly for cause, the salary set forth above shall cease on the effective date of termination; however, benefits earned to date shall be paid in full. "Cause" shall mean:

                  a. Neglect or mismanagement by EMPLOYEE of his duties, responsibilities and obligations which either significantly damages or could have significantly damaged the property or interest of the COMPANY; or

                  b.       Material breach of this Agreement by EMPLOYEE; or

                  c. Inability of EMPLOYEE to perform his duties, responsibilities and obligations by reason of illness, accident or other incapacity for a continuous period of six (6) months.


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     7.  This Agreement shall be terminable by EMPLOYEE for cause. In the event that EMPLOYEE terminates this Agreement properly for cause within thirty (30) days after he knows of the existence of such cause, the COMPANY shall be obligated to pay EMPLOYEE his salary through the effective date of the contract period. "Cause" shall mean:

                  a. Wrongful behavior or willful neglect by the COMPANY not caused by EMPLOYEE; or

                  b. Material breach of its obligations under this Agreement by the COMPANY; or

                  c. Sale, reorganization (other than the reorganization of the COMPANY pursuant to the Plan of Reorganization of the COMPANY in Case No. 99-21550-C in the United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division) or merger of the COMPANY resulting in a change in the actual control of the COMPANY.

     8. The COMPANY shall have the right to terminate this Agreement without cause by giving EMPLOYEE written notice of such termination.

     9. In the event that the COMPANY terminates EMPLOYEE other than for cause before the end of the term of this Agreement or EMPLOYEE terminates this Agreement for cause before the end of the term of this Agreement, the COMPANY shall pay to EMPLOYEE his salary for the remaining term of this Agreement.

     10. The entire understanding and agreement between the parties has been incorporated into this Agreement. This Agreement shall inure to the benefit of, and shall be binding upon the COMPANY, its successors and assigns and upon EMPLOYEE and his heirs, successors and assigns. This Agreement may not otherwise be assigned without the prior written approval of the other party.

     11. Any disputes concerning or arising out of interpretation or application of this Agreement shall be determined by final and binding arbitration under and in accordance with the rules and procedures of the American Arbitration's Association provided that the dispute is submitted to arbitration by written demand therefor delivered to and received by the other party within sixty (60) days after occurrence of the event giving rise to the dispute.

     12. If there is a conflict between the COMPANY personnel policies and this Agreement, this Agreement shall prevail.


         TRANSTEXAS GAS CORPORATION          ARNOLD BRACKENRIDGE

         By: /s/ GERALD BARKLEY              By: /s/ ARNOLD BRACKENRIDGE
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         Date: March 5, 2001                 Date: March 5, 2001
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